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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HITTITE MICROWAVE CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HITTITE MICROWAVE CORPORATION
2 Elizabeth Drive
Chelmsford, Massachusetts 01824
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        We invite you to attend our 2014 Annual Meeting of Stockholders, which is being held as follows:

Date:	May 14, 2014
Time:	10:00 a.m., local time
Location:	Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210

At the meeting, we will ask our stockholders to:

  •
  re-elect as directors Gregory R. Beecher, Ernest L. Godshalk, Rick D. Hess, Adrienne M. Markham, Brian P. McAloon, Steve Sanghi and Franklin Weigold, each to serve for a one-year term ending in 2015;

  •
  approve, on a non-binding advisory basis, the compensation of our named executive officers;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

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  consider any other business properly presented at the meeting.

        You may vote on these matters in person, by proxy or via the internet. Whether or not you plan to attend the meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the internet, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or internet vote and vote your shares in person. Only stockholders of record at the close of business on March 28, 2014 may vote at the meeting.

By order of the Board of Directors,

Robert W. Sweet, Jr. Secretary

April 14, 2014

PROXY STATEMENT
FOR THE
HITTITE MICROWAVE CORPORATION
2014 ANNUAL MEETING OF STOCKHOLDERS

i

ii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2014

        This proxy statement and our 2013 Annual Report to Stockholders are also available for viewing, printing and downloading at http://www.proxyvote.com.

 INFORMATION ABOUT THE MEETING

The Meeting

        The 2014 Annual Meeting of Stockholders of Hittite Microwave Corporation will be held at 10:00 a.m., local time, on Wednesday, May 14, 2014 at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

  •
  the re-election as directors of our incumbent directors Gregory R. Beecher, Ernest L. Godshalk, Rick D. Hess, Adrienne M. Markham, Brian P. McAloon, Steve Sanghi and Franklin Weigold, each to serve for a one-year term ending in 2015;

  •
  a non-binding advisory "say on pay" vote on the compensation of our named executive officers;

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

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  any other business properly presented at the meeting.

This Proxy Solicitation

        We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

  •
  This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

  •
  The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

        We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

        We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 14, 2014. In this mailing, we will include a copy of our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2013 (excluding exhibits), as filed with the Securities and Exchange Commission.

Who May Vote

        Holders of record of our common stock at the close of business on March 28, 2014 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

        A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our Chief Financial Officer, William W. Boecke, at our offices located at 2 Elizabeth Drive, Chelmsford, Massachusetts 01824, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., local time, on any business day from May 1, 2014 to the time of the annual meeting.

How to Vote

        You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on March 28, 2014, the record date for the meeting. You may vote your shares at the meeting in person, by proxy or via the internet.

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  To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

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  To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the re-election of each of our incumbent directors, FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and FOR the ratification of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

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  To vote via the internet, you must access the website for internet voting at www.voteproxy.com. Please have the enclosed proxy card handy when you access the website and follow the on screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 P.M. on May 13, 2014. If you vote via the internet, you do not have to return your proxy card via mail.

        If you vote by proxy or via the internet, you may revoke your vote at any time before it is exercised by taking one of the following actions:

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  sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

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  voting again by proxy or via the internet on a later date; or

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  attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

        If the shares you own are held in "street name" by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

        Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to "routine" proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposals 1 and 2, regarding the election of directors and the advisory say on pay vote, are "non-routine" proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote with respect to these proposals and your shares will be recorded as "broker non-votes" and will not affect the outcome of the vote on these proposals. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

        Proposal 3, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, is considered to be a routine item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

        If a broker or nominee holds shares of our common stock in "street name" for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposals 1 and 2, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

 Quorum Required to Transact Business

        At the close of business on March 28, 2014, 31,919,242 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

        If you and other residents at your mailing address own shares of common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and our 2013 Annual Report. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and our 2013 Annual Report unless you provided our transfer agent with contrary instructions.

        This practice, known as "householding," is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our 2013 Annual Report by sending a written request to Hittite Microwave Corporation, attention William W. Boecke, Chief Financial Officer, 2 Elizabeth Drive, Chelmsford, Massachusetts 01824, or by calling Mr. Boecke at (978) 250-3343. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The first proposal on the agenda for the meeting is the election of seven persons to serve as directors. The term of each director elected at our 2014 Annual Meeting of stockholders will begin at the meeting and end at our 2015 annual meeting of stockholders, or, if later, when the director's successor has been elected and has qualified.

Nominees for Election

        The following table sets forth certain information as of April 14, 2014 regarding our incumbent directors who have been nominated for re-election. Cosmo S. Trapani, who has served as a member of our board of directors since 2000, has notified us that he does not intend to stand for re-election as a director.

Name	Age	Position
Gregory R. Beecher	56	Director(1)
Ernest L. Godshalk	69	Director(2)
Rick D. Hess	60	Director, President and Chief Executive Officer
Adrienne M. Markham	62	Director(3)
Brian P. McAloon	63	Director(4)
Steve Sanghi	58	Director
Franklin Weigold	75	Chairman of the Board(5)

(1)
Member of the Audit Committee

(2)
Chairman of the Audit Committee and member of the Compensation Committee

(3)
Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee

(4)
Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee and Compensation Committee

(5)
Member of the Nominating and Corporate Governance Committee

        Gregory R. Beecher was elected as a member of our board of directors on June 12, 2013. Mr. Beecher has served as Chief Financial Officer of Teradyne, Inc., a manufacturer of automatic test equipment for semiconductors, wireless products, hard disk drives and circuit boards, since 2001 and as its Treasurer since 2007. Prior to joining Teradyne, Mr. Beecher was a partner at PricewaterhouseCoopers LLP, where he had an 18-year career in public accounting. He also serves on the Board of Directors of MKS Instruments, Inc., where he is the Lead Director and Audit Committee Chairman. Mr. Beecher received a B.S. from the University of Hartford and M.S. in Accounting from Northeastern University. We believe that Mr. Beecher's educational and professional background in business and accounting, his experience in public accounting and as a senior financial executive, and his knowledge of our industry qualify him to serve as a member of our board of directors.

        Ernest L. Godshalk has served as a member of our board of directors since 2008. From 2001 until his retirement in 2004, Mr. Godshalk served as President, Chief Operating Officer and a director of Varian Semiconductor Equipment Associates, Inc., a manufacturer of semiconductor processing equipment. Previously, he served as Varian's Vice President and Chief Financial Officer. He is a director of GT Advanced Technologies, Inc. Mr. Godshalk received his B.A. from Yale University in 1967 and his M.B.A. from Harvard University in 1969. We believe that Mr. Godshalk's educational background in management, accounting and finance, his extensive knowledge of our industry, gained from his employment as a senior operating executive and chief financial officer of public companies engaged in businesses similar to ours, and his experience as a director of other public companies qualify him to serve as a member of our board of directors.

        Rick D. Hess has served as our President and Chief Executive Officer since April 1, 2013, and has been a member of our board of directors since 2005. Mr. Hess has served in executive leadership roles in the microwave, semiconductor, energy and manufacturing industries for more than 30 years. From 2011 to 2013, he was vice president at American Superconductor Corporation, a provider of technologies and solutions for the electrical power infrastructure industry. From 2006 to 2010, Mr. Hess was president and chief executive officer of Konarka Technologies, Inc., a developer of advanced photovoltaic cells on flexible plastic. From 2004 to 2006, Mr. Hess was president and chief executive officer of Integrated Fuel Cell Technologies, Inc., a developer of fuel cell systems. From 1989 to 2004, Mr. Hess held several positions at M/A-COM, including president from 1999 to 2004. M/A-COM was a semiconductor provider of high frequency components and systems for the wireless, defense, public safety and automotive markets. Mr. Hess had previously founded Stable Energy Sources, a manufacturer of microwave subsystems and components serving military and industrial markets. He began his career as an engineer at Westinghouse Electric. Mr. Hess received a B.S. in Electrical Engineering from Purdue University and an M.S. in Electrical Engineering from Johns Hopkins University. We believe that Mr. Hess's educational background in electrical engineering, his extensive knowledge of our industry, gained from his employment as a senior operating executive of public and private semiconductor companies, and the skills, judgment and experience he has accumulated in these capacities and as a chief executive officer qualify him to serve as a member of our board of directors.

        Adrienne M. Markham has served as a member of our board of directors since 2008. Ms. Markham has been a director at the law firm of Goulston & Storrs, a Professional Corporation since 1991. Ms. Markham has over 27 years of experience focusing on employment and corporate litigation. She has been an advisor to several bio-science and bio-tech firms. Ms. Markham received a B.S. in Education from Boston University and a J.D. from Suffolk University Law School. We believe that Ms. Markham's educational background and professional training as an attorney, her knowledge and experience in the fields of litigation and employment law and her work as an advisor to other technology-based businesses qualify her to serve as a member of our board of directors.

        Brian P. McAloon has served as a member of our board of directors since 2008. Mr. McAloon was, from 2001 to 2008, Group Vice President of the DSP and Systems Products Group of Analog Devices, Inc., a provider of semiconductors for high performance signal processing applications. He also served in a number of other roles at Analog Devices, including Vice President, Sales, Vice President, Sales and Marketing—Europe and Southeast Asia and General Manager, Analog Devices, B.V. Mr. McAloon received his B.Sc. in Electronics and Electrical Engineering from Glasgow University. We believe that Mr. McAloon's educational background in electrical engineering, his extensive knowledge of our industry, and the skills, knowledge and judgment accumulated through his long tenure as a senior operating and sales executive of a public company that is engaged in a business similar to ours qualify him to serve as a member of our board of directors.

        Steve Sanghi was elected as a member of our board of directors on October 1, 2013. Mr. Sanghi has served for more than 20 years as Chairman, President and Chief Executive Officer of Microchip Technology Incorporated, a company that develops and manufactures specialized semiconductor devices for control applications. He also serves on the board of directors of Xyratex Ltd., and is Chairman of the boards of FlipChip International, a private company, and of FIRST, a non-profit organization formed to inspire young students in their interest in science, technology, engineering and math. Mr. Sanghi holds an M.S. in Electrical and Computer Engineering from the University of Massachusetts and a B.S. in Electronics and Communication from Punjab University, India. We believe that Mr. Sanghi's educational background in electrical and computer engineering and his extensive management experience and knowledge of our industry, gained from his years of service as the Chief Executive Officer and Chairman of Microchip Technology Incorporated, qualify him to serve as a member of our board of directors.

        Franklin Weigold has served as our Chairman of the Board since April 1, 2013. He has served as a member of our board of directors since 2003 and as our lead director since 2009. From 1999 to 2003, Mr. Weigold served as Vice President and General Manager of the Micromachined Products Division of Analog Devices, Inc., and from 1992 to 1999 was Vice President and General Manager of its Transportation and Industrial Products Division. Prior to joining Analog Devices, Mr. Weigold served as President and Chief Operating Officer of Unitrode Corporation. Previously, he was President of Silicon General Inc. Mr. Weigold also serves on the board of directors of privately held Enpirion, Inc. Mr. Weigold received a B.S. in Electrical Engineering from Michigan Technological University and an M.B.A. from the University of Pittsburgh. We believe that Mr. Weigold's educational background in electrical engineering and his extensive knowledge of our industry, gained from his employment as a senior operating executive of public and private semiconductor companies engaged in businesses similar to ours, qualify him to serve as a member of our board of directors.

        If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the board of directors. Each nominee has consented to serve as a director if elected, and we currently have no reason to believe that any of them will be unable to serve.

        The seven nominees receiving the greatest numbers of votes cast will be elected as directors. Brokers may not vote shares they hold for you in the election of directors, unless they receive timely voting instructions from you. We will not count votes withheld or broker non-votes as having been cast for the election of a director.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF MS. MARKHAM AND MESSRS. BEECHER, GODSHALK, HESS, McALOON, SANGHI AND WEIGOLD AS DIRECTORS.

 PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Each year, we provide our stockholders with the opportunity to vote, on a nonbinding, advisory basis, whether to approve the compensation of our named executive officers as disclosed in our annual proxy statement. This "say on pay" vote does not address any specific element of compensation or any particular year; rather, the vote relates to the compensation of our named executive officers in its totality, as described in this proxy statement under the heading "Executive Compensation," including in the Compensation Discussion and Analysis section on pages 28 to 38, the executive compensation tables on pages 17 to 27, and the accompanying narrative disclosures.

        The say on pay vote is advisory, and the outcome of this proposal is not binding on us. However, our compensation committee values the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our executive officers.

        As you consider how to vote on this Proposal 2, here are some key points about our company and our executive compensation that we hope you will keep in mind:

  Our financial performance and related compensation decisions

        Under the leadership of our executive team, our revenue grew in 2013, as it has each year since 2009. During the three years ended December 31, 2012, our revenues grew from $163.0 million in 2009 to $264.4 million in 2012, and our net income per diluted share increased from $1.55 in 2009 to $2.22 in 2012. Although our rate of revenue growth has slowed in the last two years, we have been able, through careful expense management, to maintain our strong record of profitability. In 2013, our revenue increased from $264.4 million to $273.8 million, we reported a gross margin of 71.1% and an operating margin of 39.3%, and our earnings per diluted share increased from $2.22 to $2.25 per share.

        We believe these results, which were achieved during a challenging period for the semiconductor industry generally, reflect a solid performance by our executive team. However, these financial results fell short of our expectations in both 2012 and 2013, and our compensation committee has responded in a manner that we believe is appropriate:

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  For 2012, our revenue growth was nominal, and our compensation committee awarded to our executive officers discretionary cash bonuses in the aggregate amount of $200,000, compared to the $391,000 aggregate amount paid to our executive officers for 2011. Each named executive officer received a modest bonus in the amount of $25,000, except for Mr. Hildreth, who received no bonus. Giving effect to these smaller bonuses, the total compensation of each of our named executive officers in 2012 declined compared to 2011.

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  For 2013, our revenue growth, gross margin and operating margin all fell short of our expectations and of the levels that would have resulted in the payment of bonuses at 100% of the target levels under the terms of our new 2013 Bonus Plan. Based on our actual results, and on the compensation committee's assessment of the executives' attainment of their individual MBO objectives, our named executive officers who remained in office at December 31, 2013, as a group, received only 39.4% of the target bonuses we had established for them under the 2013 Bonus Plan, and, with the exception of one recently hired officer, their total compensation again decreased on a year-over-year basis, compared with 2012.

  Our compensation philosophy

        Our compensation philosophy is conservative, simple and straightforward:

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  Our base salaries, which we use to attract and retain the executives responsible for our long-term success, are the only fixed component of compensation.

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  Our cash bonuses are "at-risk" compensation designed both to reward executives for the achievement of short-term corporate and individual goals and to attract and retain talented executives.

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  Our long-term equity-based incentive compensation is intended to align executives' interests with those of our stockholders, to motivate and reward executives for our long-term business success and to attract and retain executives responsible for this long-term success.

        We do not use a formula to allocate total compensation among these various components. Each of the elements of our executive compensation program is essential to meeting the program's overall objectives, and most of the compensation components simultaneously fulfill one or more of these objectives.

        Our business strategy is to introduce high performance products that are valued by customers for their ability to address technically challenging applications in attractive, growing markets. Development of such products from concept to commercial introduction can take several years, and it may take several more years for a newly introduced product to generate substantial revenue; however, the life cycle of a successful product tends to be long, often ten years or more. Because the success of our business depends on the coordinated efforts of employees in multiple disciplines over a period of years, our compensation philosophy emphasizes long-term incentives.

        For this reason, long-term equity-based incentive compensation has historically been the largest component of our executive officers' compensation. We believe that equity-based incentive awards motivate and reward value creation, as their benefit to the executive increases as our stock price increases. They also serve as effective retention tools due to their time-based vesting, thus increasing our ability to retain our executive officers.

        We believe that:

  •
  Our fixed compensation is reasonable and competitive.    Because our compensation program is designed to be primarily incentive-based, base salaries comprise a relatively small component of our named executive officers' total annual compensation. We believe that our named executive officers' salaries are at levels that enable us to compete effectively for and retain highly qualified senior executives and are proportionate to the importance of their contribution to the success of our enterprise and to the compensation of our employees as a whole. Over the last three years, we have increased our named executives' salaries only modestly, commensurate with the merit raises that we have awarded to our employees generally, or, in certain cases, with increased levels of responsibility, and have increased the percentage of their total compensation that is at risk.

  •
  Our bonus policy has enabled our compensation committee to respond flexibly, appropriately and in a timely way to changes in our business by adjusting our executives' short-term incentive payments.    We use cash bonuses to motivate our executives by increasing their cash compensation when our company performance, and their individual performance, warrants it, and reducing it when it does not. For example, in 2012, when our revenue growth rate and operating margins declined compared to 2011, we substantially reduced the amount of the cash bonuses paid to our executive officers. Under our new 2013 Bonus Plan, 70% of the target bonus assigned to each of our executive officers was determined by formula based on our financial performance. Based on our actual results for 2013, and on the compensation committee's assessment of the executives' attainment of their individual MBO objectives, our named executive officers who remained in office at December 31, 2013, as a group, received only 39.4% of the target bonuses we had established for them under the 2013 Bonus Plan.

  •
  Our emphasis on long-term equity-based compensation aligns our executives' interests with yours.    In 2013, 68% of the aggregate compensation reported for our named executive officers was in the form of stock awards, whose value to the executive depends on continued employment and the performance of our stock over the vesting period of the award. To provide a significant incentive to our executives to create long-term value for our stockholders, these awards vest over a period of years.

  •
  Prior to 2011, awards vested over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. Awards issued after July 2011 vest annually over four years, beginning on the first anniversary of the date of grant.

  •
  In the case of our chief executive officer, the awards made in 2013 included a retention award in the form of a restricted stock unit that will vest, provided that he remains employed by us, on the fourth anniversary of the date of grant, with the number of shares to be issued, if any, subject to performance conditions relating to the relative total shareholder return, or TSR, of our common stock over the four-year vesting period, in comparison to the TSRs of a group of comparable companies.

  •
  These stock awards reward value creation, as their benefit to the executive increases as our stock price increases, and they encourage our executives to focus on the long-term performance of our stock price. These awards also serve as retention tools, due to their multi-year vesting period, thus increasing our ability to retain our executive officers.

        We believe our executive compensation program has appropriately aligned executive pay with company performance and encouraged and rewarded behavior by our executives that is in the best interest of our company and our stockholders. Our executives receive no perquisites other than those we make available to our senior management employees generally; they have no agreements for fixed terms of employment or, except for our chief executive officer, for payment of severance upon termination of employment other than in connection with a change in control; and they are not guaranteed salary increases, bonuses or complex retirement benefits.

        Our compensation committee has reviewed our incentive compensation programs and believes that our compensation program has not encouraged or rewarded excessive or inappropriate risk taking.

        We further believe, and hope that you will agree, that the compensation of our named executive officers during the three-year period covered by the compensation disclosures in this proxy statement is appropriate in light of our company's financial performance over this period.

        We therefore ask our stockholders to adopt the following resolution at the annual meeting:

  "RESOLVED, that the stockholders of Hittite Microwave Corporation approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the company's Proxy Statement for the 2014 Annual Meeting of Stockholders."

        In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. Brokers may not vote shares they hold for you with respect to this proposal unless they receive timely voting instructions from you. We will not count abstentions or broker non-votes as votes cast.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements and our internal control over financial reporting for the year ended December 31, 2013. Our audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2014, and to conduct audits of our consolidated financial statements and of our internal control over financial reporting, for the year ending December 31, 2014.

        Our audit committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our audit committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hittite and our stockholders.

        In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

        The members of our board of directors are elected annually at our annual meeting of stockholders. Other than Mr. Hess, each of our nominees for director is independent within the meaning of the applicable rules of the SEC and The NASDAQ Stock Market.

        Our chief executive officer is responsible for setting the strategic direction for our company and the day to day leadership and performance of the company, while our chairman, who is not an executive officer, sets the agenda for board meetings, facilitates communications between the board and the chief executive officer and discussion among the independent directors and presides over meetings of the board and stockholders. Our independent directors meet in executive session on a regular basis, without management present, with our chairman presiding.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines which may be found through the Investors page of our website at www.hittite.com.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are the only standing committees of the board of directors.

        The membership and leadership of our standing committees are reviewed annually by the nominating and corporate governance committee, whose recommendations are acted upon by the full board. Although the board has not adopted a formal policy requiring realignment of committee assignments at fixed intervals, the board believes that periodic rotation of committee memberships and leadership is beneficial, as it broadens the experience and contributions of our directors and brings new perspective to the work of our board committees.

        Audit committee.    The current members of our audit committee are Mr. Godshalk, who serves as Chairman and Messrs. Beecher, McAloon and Trapani. Mr. Trapani's term of office as a director expires at the Annual Meeting, and he does not intend to stand for re-election as a director. Pursuant to our informal policy for rotation of committee memberships, following the Annual Meeting, Mr. Sanghi will replace Mr. McAloon as a member of the audit committee. Our board of directors has determined that each of Messrs. Godshalk, Beecher, Sanghi and Trapani is an independent director, and that each qualifies as an "audit committee financial expert," as defined by applicable rules of the SEC and The NASDAQ Stock Market. The audit committee assists our board of directors in its oversight of:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent registered public accounting firm; and

  •
  the performance of our independent registered public accounting firm.

        The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm. During the year ended December 31, 2013, our audit committee met in person or by telephone eleven times and acted once by unanimous written consent. You can find a copy of the charter of our audit committee in its current form, as approved by our board of directors, through the Investors page of our website at www.hittite.com.

        Compensation committee.    The current members of our compensation committee are Ms. Markham, who serves as Chairman and Messrs. Godshalk, McAloon and Trapani, each of whom is an independent director. Following the Annual Meeting, our independent director Mr. Sanghi will succeed Mr. Trapani as a member of the compensation committee. The compensation committee:

  •
  approves the compensation and benefits of our executive officers;

  •
  reviews and makes recommendations to the board of directors regarding benefit plans and programs for employee compensation; and

  •
  administers our equity compensation plans.

        During the year ended December 31, 2013, our compensation committee met in person or by telephone ten times and acted twice by unanimous written consent. You can find a copy of the charter of our compensation committee in its current form, as approved by our board of directors, through the Investors page of our website at www.hittite.com.

        Nominating and corporate governance committee.    The current members of our nominating and corporate governance committee are Mr. McAloon, who serves as Chairman, Ms. Markham and Mr. Weigold, each of whom is an independent director. The nominating and corporate governance committee:

  •
  identifies individuals qualified to become board members;

  •
  recommends nominations of persons to be elected to the board; and

  •
  advises the board of directors regarding appropriate corporate governance policies and assists the board in adopting and implementing them.

        During the year ended December 31, 2013, our nominating and corporate governance committee met in person four times. You can find a copy of the charter of our nominating and corporate governance committee in its current form, as approved by our board of directors, through the Investors page of our website at www.hittite.com.

Board Role in Risk Oversight

        Our board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report on their deliberations to the board. The oversight responsibility of the board and its committees is enabled by management reporting to the board about the identification, assessment and management of critical risks and management's risk mitigation strategies. We believe that our board's ability to discharge its risk oversight is enhanced by the service of our chief executive officer as a director.

        The board and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; operational risk related to our information technology, or IT, systems; and senior management succession planning.
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure and internal control over financial reporting; risks related to the integrity from a financial reporting point of view of our IT systems; financial policies and investment guidelines; and credit and liquidity matters.

Nominating and Corporate Governance Committee	Risks and exposures relating to our corporate governance; and director succession planning.
Compensation Committee	Risks and exposures associated with compensation programs and arrangements, including incentive plans.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee during the year ended December 31, 2013 has ever been employed by us or had any relationship requiring disclosure herein pursuant to Item 404 of Regulation S-K. During 2013, none of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee or board of directors.

Director Compensation

        Our non-employee directors receive equity-based compensation in the form of awards under our 2005 Stock Incentive Plan, and also receive cash fees as follows:

  •
  each non-employee director receives an annual cash fee in the amount of $32,000;

  •
  our chairman receives an additional cash fee in the amount of $50,000;

  •
  the chairperson of each of our board committees receives an additional annual cash fee as follows: audit committee chair, $20,000; compensation committee chair, $20,000; and nominating and corporate governance committee chair, $20,000; and

  •
  each other member of a board committee receives an additional annual cash fee of $8,000 for each committee.

        The cash fees described above are paid quarterly in arrears. Non-employee directors are also reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the board and of committees on which they serve.

        Each non-employee director who is first elected to the board, or who is elected to an additional one-year term at any annual meeting of stockholders, receives upon such election a restricted stock award or, beginning in 2014, a restricted stock unit, for a number of shares of our common stock, fixed on the date of grant, that has a fair market value on the date of grant equal to $130,000. In addition, our chairman receives annually, immediately following our annual meeting of stockholders, a restricted stock award or, beginning in 2014, a restricted stock unit, for a number of shares of our common stock having a value on the date of grant equal to $25,000. Each such award vests on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders.

        The following table provides information concerning the compensation earned by each person who served as a member of our board of directors during 2013, including Mr. Hess but excluding Mr. Daly. See "Executive Compensation" for a discussion of the compensation of Messrs. Daly and Hess in their capacities as officers of our company.

DIRECTOR COMPENSATION FOR 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gregory R. Beecher(2)	20,000	131,282	151,282
Ernest L. Godshalk	60,000	129,974	189,974
Rick D. Hess(3)	12,000	—	12,000
Adrienne M. Markham	60,000	129,974	189,974
Brian P. McAloon	58,000	129,974	187,974
Steve Sanghi(4)	8,000	130,059	138,059
Cosmo S. Trapani	48,000	129,974	177,974
Franklin Weigold	85,500	155,023	240,523

(1)
Represents the grant date fair value of restricted stock awards made in May 2013 to each incumbent non-employee director, and to Messrs. Beecher and Sanghi in June 2013 and October 2013, respectively, under our 2005 Stock Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718").

(2)
Mr. Beecher was elected a director on June 12, 2013.

(3)
Represents compensation paid to Mr. Hess in his capacity as a non-employee director from January 1, 2013 through March 31, 2013. Since April 1, 2013, Mr. Hess has been employed by us as our president and chief executive officer and no longer receives separate compensation for his service as a director.

(4)
Mr. Sanghi was elected a director on October 1, 2013.

Meetings of the Board of Directors

        Our board of directors met in person or by telephone ten times and acted twice by unanimous written consent during 2013. No director attended fewer than 75% of the aggregate number of meetings of the board of directors and of any committee of the board on which he or she served in 2013.

Policy Regarding Board Attendance

        Our directors are expected to attend meetings of the board of directors and meetings of committees on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our board of directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Each of our directors attended the 2013 annual meeting of stockholders.

 Director Candidates and Selection Process

        Our nominating and corporate governance committee, in consultation with our chairman of the board and chief executive officer, is responsible for identifying and reviewing candidates to fill open positions on the board, including positions arising as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise, and recommending to our full board candidates for nomination for election to the board. In recommending new directors, the committee will consider any requirements of applicable law or listing standards, a candidate's strength of character, judgment, business experience and specific area of expertise, diversity, factors relating to the composition of the board (including its size and structure), and such other factors as the committee deems to be appropriate. The goal of the committee is to assemble a board that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The committee is responsible for reviewing from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective board.

        The committee considers diversity, which it views broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender, as one of a number of factors in identifying nominees for director. The committee has not adopted any formal policy, guidelines or procedures with respect to the consideration of diversity in the nominating process.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee, c/o Secretary, Hittite Microwave Corporation, 2 Elizabeth Drive, Chelmsford, Massachusetts 01824. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve on our board if elected. As part of this responsibility, the committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate's compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards.

Communications with our Board of Directors

        Stockholders wishing to communicate with our board should send correspondence to the attention of the Chairman of the Board, c/o Hittite Microwave Corporation, 2 Elizabeth Drive, Chelmsford, Massachusetts 01824, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full board or a committee of the board. The chairman will review all stockholder correspondence, but the decision to relay that correspondence to the full board or a committee will rest entirely within his discretion. Our board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to the chairman, our board may elect to adopt more elaborate screening procedures.

Code of Ethics

        We have adopted a code of business conduct and corporate ethics policy that applies to all of our directors and employees, including our chief executive officer, chief financial officer and other executive officers. Our code of ethics includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping, accounting records, the reporting of illegal or unethical behavior and the reporting of accounting concerns. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors. The code of ethics is posted under "Investors—Governance Policies—Code of Business Conduct and Corporate Ethics Policy" on our website at www.hittite.com.

 Our Management

        The following table sets forth certain information regarding our executive officers as of April 14, 2014.

Name	Age	Position
Rick D. Hess	60	President and Chief Executive Officer
William W. Boecke	62	Vice President, Chief Financial Officer and Treasurer
Susan DiCecco	62	Vice President of Human Resources
Bryan Goldstein	46	Vice President
Gorkem Guven	36	Vice President
William D. Hannabach	51	Vice President of Global Operations
Gregory Henderson	45	Vice President
Jason M. Lynch	35	Managing Director, Hittite Microwave International Limited
Michael McCullar	51	Vice President of Quality
Antonio Visconti	53	Vice President
Larry Ward	67	Vice President of Sales

        Rick D. Hess was appointed our President and Chief Executive Officer on April 1, 2013, and has been a member of our board of directors since 2005. Mr. Hess previously served as a Vice President at American Superconductor Corporation, a producer of proprietary technologies and solutions for the electrical power infrastructure industry, from 2010 to March 2013. From 2006 to 2010, he was President and Chief Executive Officer of Konarka Technologies, Inc., a developer of photovoltaic cells on plastic. Mr. Hess served as President and Chief Executive Officer of Integrated Fuel Cell Technologies, Inc., or IFCT, a developer of fuel cell systems, from 2004 to 2006. From 1999 to 2004, Mr. Hess served as President of M/A-COM, a provider of high frequency semiconductor components and systems for the wireless, defense, public safety and automotive markets. Mr. Hess received a B.S. in Electrical Engineering from Purdue University and an M.S. in Electrical Engineering from Johns Hopkins University.

        William W. Boecke has served as our Vice President, Chief Financial Officer and Treasurer since March 2001. From 1997 to 2001, Mr. Boecke served as Vice President, Corporate Controller of PRI Automation, Inc., a supplier of semiconductor manufacturing automation systems. From 1991 to 1997, Mr. Boecke served as Director of Finance of LTX Corporation, a developer of automated semiconductor test equipment. Mr. Boecke received a B.S. from St. John's University and an M.B.A. from Boston College, and became a Certified Public Accountant in 1978.

        Susan DiCecco has served as Vice President of Human Resources since October 29, 2013. From 2000 to 2012, Ms. DiCecco served in a number of roles at American Superconductor Corporation, including as Senior Vice President of Corporate Administration since August 2009. Ms. DiCecco received a B.S. in Education and an M.B.A. from Framingham State University.

        Bryan Goldstein has served as Vice President since January 1, 2014 overseeing the Modules and Space Business unit. Since joining Hittite as a Principal Design Engineer in 2003, Mr. Goldstein has held various positions including Director of Manufacturing Engineering and General Manager of the Modules and Space Business. Mr. Goldstein received his B.S.E.E. from Northeastern University and his M.S.E.E. from the University of Massachusetts in 1993.

        Gorkem Guven has served as Vice President since October 2012, managing engineering and business development. Since joining Hittite in 2000, Mr. Guven has held various positions including General Manager of Hittite Istanbul. Mr. Guven has over 14 years' experience in the semiconductor industry. Mr. Guven received his BS in Electrical Engineering from Middle East Technical University and an executive M.B.A. from Koc University.

        William D. Hannabach has served as our Vice President of Global Operations since January 2010. Since joining Hittite in February 2005, Mr. Hannabach has held various positions, including Director of Operations and Director of Programs. From 2003 to 2005, Mr. Hannabach was a Global Supply Chain Strategy Program Manager at GE Healthcare. From 2000 to 2003, Mr. Hannabach was the Director of Project Management at the Surface Mount Division of Universal Instruments, a capital equipment manufacturer for the printed wire board industry. From 1985 to 2000, Mr. Hannabach held various program and operations management positions at Lockheed Martin Corporation and GE Aerospace. Mr. Hannabach received a B.S. in Mechanical Engineering from The Pennsylvania State University and an M.B.A. from Boston University.

        Gregory N. Henderson has served as Vice President since October 2013. From 2004 to 2013, Mr. Henderson held various management roles in the Public Safety and Professional Communications business of Harris Corp. (acquired from Tyco Electronics), where he was most recently the Director of Product Management. Previously, Mr. Henderson worked in the wireless semiconductor industry, holding positions at TriQuint Semiconductor, IBM, and M/A-COM. Mr. Henderson earned a M.S. and Ph.D. in electrical engineering from Georgia Institute of Technology, and holds numerous patents in wireless communications and semiconductor devices and circuits.

        Jason M. Lynch has served as the Managing Director of our subsidiary Hittite Microwave International Limited since December 2011. Since joining Hittite in 2004, Mr. Lynch has held various engineering and sales positions. Mr. Lynch has over 13 years of experience in the semiconductor industry. Mr. Lynch received his Bachelor of Engineering and Master of Engineering Science from University College Cork, Ireland and an M.B.A from Babson College.

        Michael McCullar has served as Vice President of Quality since February 6, 2014. From 2009 until January 2014, Mr. McCullar held various positions at Freescale Semiconductors, Inc. From 2009 to 2012, Mr. McCullar served as Quality Director of the Networking and Multimedia Systems Group. From 2012 until January 2014, Mr. McCullar served as Quality Director of the Digital Networking Group, RF Group, and as Director of the New Technologies (NTI) and Intrinsic Reliability Group. Mr. McCullar received his B.S.E.E. from The University of Texas at Austin and his M.S.E.E. from the University of Southern California.

        Antonio Visconti has served as Vice President since October 2011, managing research and development engineering. From 2010 to 2011, Mr. Visconti served as Business Director in Maxim Integrated Product's Precision Control Group. From 2008 to 2011 he served as the chief executive officer and Founder of ACZENT, Inc., a provider of analog solutions. From 2002 to 2008 he served as the Vice President and General Manager of National Semiconductor's Data Conversion division. Mr. Visconti has over 22 years of experience in the semiconductor industry. Mr. Visconti received his degree in Electronic Engineering from the University of Naples in Italy.

        Larry Ward has served as Vice President of Sales since October 29, 2013. From 2011 to 2013, Mr. Ward was President of BSC Solutions which developed business and sales channel solutions for technology firms. From 1973 to 2010, Mr. Ward served in a number of executive positions at with Harris Corporation (and its predecessor Microwave Associates, Inc., M/A-COM Inc., AMP Inc. and Tyco Electronics Ltd.). Most recently Mr. Ward was Vice President Indirect Channel for Harris Corporation's Public Safety and Professional Communications Unit. Prior to this position, Mr. Ward held a number of senior management positions including Global Vice President Sales & Marketing for M/A-COM's Semiconductor, Component and Defense Businesses, Co-Business Unit Manager—Integrated Semiconductor Business Unit and Director of Human Resources and Administration. Mr. Ward received a B.S. in Engineering Technology from Capitol College and an M.B.A. from Syracuse University.

Executive Compensation

        The following table summarizes the compensation earned during the fiscal year ended December 31, 2013 by our chief executive officer and our former chief executive officer, our chief financial officer, our three next most highly compensated executive officers who were in office at December 31, 2013, and one other individual who would have been among those three next most highly compensated executive officers but for the fact that he was no longer in office on December 31, 2013. We refer to these individuals in this proxy statement as our "named executive officers."

SUMMARY COMPENSATION TABLE

Name and Current Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Rick D. Hess	2013	318,231	76,080		3,062,713		120,404	(4)	3,577,428
President and Chief	2012	—	—		—		—		—
Executive Officer(3)	2011	—	—		—		—		—
William W. Boecke,	2013	301,154	54,400		374,811		23,376	(5)	753,741
Vice President, Chief	2012	255,981	25,000		425,116		23,284	(6)	729,381
Financial Officer and Treasurer	2011	245,000	69,500		525,107		28,597	(7)	868,205
Dong Hyun (Thomas) Hwang,	2013	261,000	37,718		374,811		23,428	(8)	696,957
Vice President of Sales,	2012	250,962	25,000		474,965		24,800	(9)	775,727
Asia Pacific	2011	235,000	66,500		525,107		21,266	(10)	847,873
William D. Hannabach,	2013	255,981	40,052		374,811		23,266	(11)	694,110
Vice President of Global	2012	245,942	25,000		449,760		25,026	(12)	745,728
Operations	2011	225,000	66,500		525,107		20,727	(13)	837,334
Antonio Visconti,	2013	255,981	43,112		324,751		26,143	(14)	649,987
Vice President	2012	245,000	25,000		—	(15)	25,717	(16)	295,717
	2011	51,707	—	(15)	450,019		6,976	(17)	508,701
Stephen G. Daly,	2013	100,000	60,000		399,841		55,940	(19)	615,781
Former President and Chief	2012	365,400	25,000		500,169		20,337	(20)	910, 906
Executive Officer(18)	2011	350,000	86,500		600,297		13,770	(21)	1,050,567
Norman G. Hildreth, Jr.,	2013	260,351	55,045	(22)	324,751		26,602	(23)	666,749
Former Vice President(22)	2012	255,981	—		474,965		30,537	(24)	761,483
	2011	245,000	69,500		525,107		23,473	(25)	863,080

(1)
Amounts shown represent the grant date fair value of restricted stock awards or restricted stock units granted to the named executive officer in the year indicated, computed in accordance with ASC 718. As required by applicable SEC rules, awards are reported in year of grant.

(2)
Except as described in the following footnotes, our named executive officers did not receive or earn any other perquisites, personal benefits or property as compensation for their services in 2013, 2012 or 2011. Reported compensation is valued on the basis of its aggregate incremental cost to us.

(3)
Mr. Hess was appointed our president and chief executive officer on April 1, 2013.

(4)
Amount consists of (i) a $8,287 contribution paid by us to our 401(k) Plan for the account of Mr. Hess, (ii) a signing bonus of $112,000, and (iii) a life insurance premium of $117 paid by us to maintain a life insurance policy for Mr. Hess.

(5)
Amount consists of (i) a $11,500 contribution paid by us to our 401(k) Plan for the account of Mr. Boecke, (ii) $11,720 of costs associated with an automobile used by Mr. Boecke, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Boecke.

(6)
Amount consists of (i) a $11,250 contribution paid by us to our 401(k) Plan for the account of Mr. Boecke, (ii) $11,878 of costs associated with an automobile used by Mr. Boecke, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Boecke.

(7)
Amount consists of (i) a $11,000 contribution paid by us to our 401(k) Plan for the account of Mr. Boecke, (ii) $12,477 of costs associated with an automobile used by Mr. Boecke, (iii) a life insurance premium of $120 paid by us to maintain a life insurance policy for Mr. Boecke, and (iv) a $5,000 payment reflecting 10 years of service.

(8)
Amount consists of (i) a $11,500 contribution paid by us to our 401(k) Plan for the account of Mr. Hwang, (ii) $11,772 of costs associated with an automobile used by Mr. Hwang, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hwang.

(9)
Amount consists of (i) a $8,500 contribution paid by us to our 401(k) Plan for the account of Mr. Hwang, (ii) $11,144 of costs associated with an automobile used by Mr. Hwang, (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hwang, and (iv) a $5,000 payment reflecting 10 years of service.

(10)
Amount consists of (i) a $8,250 contribution paid by us to our 401(k) Plan for the account of Mr. Hwang, (ii) $12,896 of costs associated with an automobile used by Mr. Hwang, and (iii) a life insurance premium of $120 paid by us to maintain a life insurance policy for Mr. Hwang.

(11)
Amount consists of (i) a $8,750 contribution paid by us to our 401(k) Plan for the account of Mr. Hannabach, (ii) $14,360 of costs associated with an automobile used by Mr. Hannabach, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hannabach.

(12)
Amount consists of (i) a $8,500 contribution paid by us to our 401(k) Plan for the account of Mr. Hannabach, (ii) $16,370 of costs associated with an automobile used by Mr. Hannabach, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hannabach.

(13)
Amount consists of (i) a $8,250 contribution paid by us to our 401(k) Plan for the account of Mr. Hannabach, (ii) $12,237 of costs associated with an automobile used by Mr. Hannabach, (iii) a life insurance premium of $120 paid by us to maintain a life insurance policy for Mr. Hannabach, and $120 of other compensation.

(14)
Amount consists of (i) a $11,500 contribution paid by us to our 401(k) Plan for the account of Mr. Visconti, (ii) $1,560 towards a medical reimbursement for expenses outside of our health plan, (iii) $12,927 of costs associated with an automobile used by Mr. Visconti, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Visconti.

(15)
In October 2011, Mr. Visconti received a stock award having a value of $450,019 upon his first becoming employed by us. He received no cash bonus for 2011. Stock awards for our executive officers for 2012 were approved in February 2012. Mr. Visconti received no additional stock award at this time, as a result of his having received a substantial award in connection with his initial hiring.

(16)
Amount consists of (i) a $11,250 contribution paid by us to our 401(k) Plan for the account of Mr. Visconti, (ii) $1,560 towards a medical reimbursement for expenses outside of our health plan, (iii) $12,751 of costs associated with an automobile used by Mr. Visconti, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Visconti.

(17)
Amount consists of (i) $5,568 as a reimbursement for living expenses during Mr. Visconti's transition to Massachusetts from California, (ii) $1,382 of costs associated with an automobile used by Mr. Visconti, and (iii) a life insurance premium of $26 paid by us to maintain a life insurance policy for Mr. Visconti.

(18)
Mr. Daly served as our president and chief executive officer until April 1, 2013. We entered into a transition services agreement with Mr. Daly which provided that he would receive a pro-rated portion of his $240,000 target bonus under our 2013 senior executive cash incentive plan, based upon his actual days of service during calendar year 2013, and an amount in lieu of accrued and unpaid vacation pay equal to $46,175.

(19)
Amount consists of (i) a $4,065 contribution paid by us to our 401(k) Plan for the account of Mr. Daly, (ii) $46,175 as payment for accrued vacation upon separation, (iii) $5,661 of costs associated with an automobile used by Mr. Daly, and (iv) a life insurance premium of $39 paid by us to maintain a life insurance policy for Mr. Daly.

(20)
Amount consists of (i) a $8,500 contribution paid by us to our 401(k) Plan for the account of Mr. Daly, (ii) an automobile allowance of $11,681, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Daly.

(21)
Amount consists of (i) a $8,250 contribution paid by us to our 401(k) Plan for the account of Mr. Daly, (ii) an automobile allowance of $5,400, and (iii) a life insurance premium of $120 paid by us to maintain a life insurance policy for Mr. Daly.

(22)
Mr. Hildreth served as a vice president until October 28, 2013. We entered into a transition services agreement with Mr. Hildreth which provided that he would receive a payment of $55,045 in lieu of a bonus for the calendar year 2013.

(23)
Amount consists of (i) a $11,500 contribution paid by us to our 401(k) Plan for the account of Mr. Hildreth, (ii) $14,946 of costs associated with an automobile used by Mr. Hildreth, and (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hildreth.

(24)
Amount consists of (i) a $8,500 contribution paid by us to our 401(k) Plan for the account of Mr. Hildreth, (ii) $16,881 of costs associated with an automobile used by Mr. Hildreth, (iii) a life insurance premium of $156 paid by us to maintain a life insurance policy for Mr. Hildreth, and (iv) a $5,000 payment reflecting 10 years of service.

(25)
Amount consists of (i) a $8,250 contribution paid by us to our 401(k) Plan for the account of Mr. Hildreth, (ii) $15,103 of costs associated with an automobile used by Mr. Hildreth, and (iii) a life insurance premium of $120 paid by us to maintain a life insurance policy for Mr. Hildreth.

GRANTS OF PLAN-BASED AWARDS IN 2013

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value of Stock and Option Awards($)(1)
Rick D. Hess(2)	April 1, 2013(3)	25,193	(3)	1,499,991
	April 1, 2013(4)	25,193	(4)	1,562,722
William W. Boecke	February 26, 2013	5,840		374,811
Dong Hyun (Thomas) Hwang	February 26, 2013	5,840		374,811
William D. Hannabach	February 26, 2013	5,840		374,811
Antonio Visconti	February 26, 2013	5,060		324,751
Stephen G. Daly(5)	February 26, 2013	6,230		399,841
Norman G. Hildreth, Jr.(6)	February 26, 2013	5,060		324,751

(1)
Except for the restricted stock units granted to Mr. Hess (see Notes 2 and 3 below), each award consists of a restricted stock award that vests over a four-year period, in equal installments on each of the first four anniversaries of the date of grant. Dollar values represent the grant date fair value of the award, computed in accordance with ASC 718.

(2)
Mr. Hess was appointed our president and chief executive officer on April 1, 2013.

(3)
Consists of a time-vested restricted stock unit that vests over a four-year period, in equal annual installments on each of the first four anniversaries of the date of grant. We refer to this as Mr. Hess' "2013 annual award."

(4)
Consists of a restricted stock unit providing for the issuance to Mr. Hess, provided that he remains employed by us on the fourth anniversary of the date of grant, which we refer to as the vesting date, of 25,193 shares of our common stock (the "target award"), provided that performance conditions relating to the relative total shareholder return, or TSR, of our common stock over the four-year vesting period, in comparison to the TSRs of a group of comparable companies, are met, and subject to increase or decrease as set forth below. The number of shares issued may be increased by up to 100% over the target award in the event that our TSR is positive and exceeds the 75th percentile in the comparison group, or decreased to as little as zero if our TSR is below the 25th percentile for the comparison group. The number of shares to be issued upon vesting is capped such that the aggregate market value of the shares delivered will not exceed $4.5 million as of the vesting date. The comparison group consists of the companies included in the Philadelphia Stock Exchange Semiconductor Sector (SOX) index, a capitalization-weighted index composed of companies primarily involved in the design, distribution, manufacture and sale of semiconductors. We refer to this as Mr. Hess' "2013 retention award."

(5)
Mr. Daly served as our president and chief executive officer until April 1, 2013.

(6)
Mr. Hildreth served as a vice president until October 28, 2013.

        The following table provides certain information about all outstanding equity awards held by our named executive officers at December 31, 2013, which (other than in the case of Mr. Hess) consisted of restricted stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Rick D. Hess(2)	5,000	17	(3)	25,193	(4)	1,551,385
				50,386	(5)	3,102,770
William W. Boecke				20,000	(6)	1,231,600
				8,590	(7)	528,972
				5,692	(8)	350,513
				5,840	(9)	359,627
Dong Hyun (Thomas) Hwang				5,333	(10)	328,406
				4,667	(11)	287,394
				8,590	(7)	528,972
				6,360	(8)	391,649
				5,840	(9)	359,627
William D. Hannabach				6,000	(10)	369,480
				7,333	(6)	451,566
				8,590	(7)	528,972
				6,022	(8)	370,835
				5,840	(9)	359,627
Antonio Visconti				4,229	(12)	260,422
				5,060	(9)	311,595
Stephen G. Daly				—		—
Norman G. Hildreth, Jr.				—		—

(1)
The market value of unvested shares of restricted stock or restricted stock units is based on the closing price of our common stock on December 31, 2013 of $61.58.

(2)
Mr. Hess was appointed our president and chief executive officer on April 1, 2013.

(3)
Option received by Mr. Hess in 2005 in his capacity as a non-employee director. The option expires on July 21, 2015.

(4)
Mr. Hess' 2013 annual award, consisting of a time-vested restricted stock unit, vesting in equal annual installments on each of the first four anniversaries of the date of grant.

(5)
Mr. Hess' 2013 retention award, consisting of a restricted stock unit that vests, if at all, on the fourth anniversary of the date of grant, which we refer to as the vesting date, as to 25,193 shares of our common stock (the "target award"), subject to adjustment based on performance conditions relating to the relative TSR of our common stock over the four-year vesting period, in comparison to the TSRs of a group of comparable companies.

  Amounts shown based on the maximum number of shares issuable, assuming the performance conditions are met at the highest level.

(6)
These shares vest in full on February 24, 2015.

(7)
One-third of these shares vested on February 23, 2014, and the remaining shares vest in full on February 23, 2016.

(8)
One-third of these shares vested on February 9, 2014, and an additional one-third will vest on each of the next two anniversaries of that date.

(9)
One-quarter of these shares vested on February 26, 2014, and an additional one-quarter will vest on each of the next three anniversaries of that date.

(10)
These shares vest in full on December 18, 2014.

(11)
These shares vest in full on January 20, 2015.

(12)
One-half of these shares will vest on October 17, 2014, and the remaining shares vest in full on the first anniversary of that date.

        The following table provides certain information about the vesting of stock awards held by our named executive officers during the year ended December 31, 2013.

OPTION EXERCISES AND STOCK VESTED FOR 2013

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rick D. Hess(2)	2,561	144,568
William W. Boecke	31,898	2,034,171
Dong Hyun (Thomas) Hwang	9,786	606,469
William D. Hannabach	10,342	657,673
Antonio Visconti	2,115	136,206
Stephen G. Daly(3)	42,233	2,667,204
Norman G. Hildreth, Jr.	32,120	2,048,411

(1)
Value realized on vesting is equal to the market price of the underlying securities at the vesting date.

(2)
Relates to a restricted stock award granted to Mr. Hess in May 2012 in his capacity as a non-employee director.

(3)
Pursuant to the transition services agreement we entered into with Mr. Daly, the final tranche of his restricted stock award for 30,000 shares of our common stock, granted by us on December 12, 2008 and vesting over a five-year period, one third on December 12, 2011 and the remaining two-thirds on December 12, 2013, was accelerated such that the final 20,000 shares vested on April 1, 2013. These shares are included in the totals above.

Severance and Change in Control Retention Agreements

        In March 2013 we entered into an employment agreement with our chief executive officer, and in April 2014 we entered into an amended employment agreement with our chief executive officer and change in control retention agreements with each of our other executive officers, that provide them with severance benefits if any of the following occurs, each of which we refer to as a severance trigger event:

  •
  within 12 months after a change in control (as defined in each agreement) we terminate the employee's employment for a reason other than "cause" or "misconduct" (as defined in the agreement) or the employee's death or disability;

  •
  in the case of our chief executive officer, his employment with us is terminated involuntarily other than for cause, or he resigns from his employment under circumstances that constitute "good reason" (as defined in his agreement) at any time prior to April 1, 2015; or

  •
  in the case of any executive officer, the executive terminates his or her employment following an event that occurs within 12 months after a change in control and that constitutes "constructive termination" of his or her employment or "good reason" (as defined in the agreement).

        For purposes of these agreements, a "change in control" occurs when:

  •
  any person or entity becomes the beneficial owner of 50% or more of the combined voting power of our outstanding securities;

  •
  our shareholders approve specified mergers of Hittite with another entity; or

  •
  our shareholders approve a plan of liquidation or sale of all, or substantially all, of our assets.

        These agreements provide for the following benefits upon the occurrence of a severance trigger event:

  •
  payment of an amount equal to one times the executive's annual base salary;

  •
  payment of an amount in lieu of bonus equal to the product of the executive's target cash incentive bonus for the year in which termination of employment occurs, multiplied by the sum of 1.0 plus a fraction equal to the quotient of the number of days during such year on which he or she was employed by us, divided by 365; or

  •
  in the event of the involuntary termination other than for misconduct or resignation for good reason of our chief executive prior to April 1, 2015, other than following a change in control, payment of an amount in lieu of bonus equal to the greater of (i) one times the amount of his target cash incentive bonus or (ii) his actual bonus for the fiscal year prior to his termination; and

  •
  we will pay the difference between the cost of COBRA continuation coverage (for the executive and any dependent who received health insurance coverage prior to such termination) and any premium contribution amount applicable to the executive as of such termination.

        As set forth above, our employment agreement with our chief executive officer provides for severance benefits if he is terminated involuntarily other than for cause or resigns from his employment under circumstances that constitute good reason, prior to April 1, 2015, whether or not a change in control has occurred. Our compensation committee considered that these terms were reasonable and customary in connection with the recruitment of a senior executive and furthered the interest of our stockholders by assisting us to recruit a highly qualified individual who was then employed at another company to serve as our chief executive officer.

  Equity acceleration upon a severance trigger event or a change in control.

        Restricted stock awards outstanding under our 2005 Stock Incentive Plan that were granted prior to July 2011, including awards held by certain of our executive officers, vest over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. These awards provide that in the event of a change in control of our company, the vesting schedule of the award will be modified to provide for linear, monthly vesting, such that the number of shares that are vested will be equal to the number of shares that would have been vested as of the date of the change in control if the vesting schedule of the award had originally provided for vesting in 60 equal monthly installments.

        In addition, our agreements with certain of our executive officers, including our chief executive officer, provide that upon the occurrence of a severance trigger event that occurs within twelve months following a change in control, the remaining unvested portion of any stock option, restricted stock award, restricted stock unit or other compensatory stock-based award then held by the executive will be accelerated such that all such awards are fully vested. In the case of any award the vesting of which is contingent in whole or in part upon the attainment of any company or market performance condition that has not yet been satisfied, that condition will be deemed to have been satisfied as of the date of termination at the level that would result in vesting of 100% of the number of shares stated as the target award. In the event of the involuntary termination (other than for misconduct) or the resignation with good reason of our chief executive officer, within the 12-month period following a change of control, his 2013 retention award will be accelerated in full, as if any performance condition specified therein had been satisfied to the maximum extent possible, but subject to any dollar limitation provided therein.

        In the event of the resignation for good reason or involuntary termination other than for misconduct of our chief executive officer prior to April 1, 2015, other than following a change in control, the 2013 annual award and 2013 retention award he received in connection with his initial employment by us will each be accelerated, without regard to satisfaction of any performance condition specified in the latter, such that the number of shares that will vest and be issued to him under each award will be determined by multiplying 25,193 shares by a fraction equal to the sum of the number of days during which he was employed by us prior to such termination, plus 365, divided by 1,460.

  Equity acceleration and continued vesting upon death, disability or normal retirement.

        In the event of the termination of employment of any of our executive officers by reason of death, disability or retirement, any outstanding unvested restricted stock award held by the executive will accelerate and vest in full. The vesting of any outstanding restricted stock unit held by such an executive officer will continue notwithstanding such termination and the number of shares that vest on each subsequent vesting date will be determined in the manner otherwise set forth in the award, as if the executive had remained employed. For this purpose, "Disability" means disability as set forth in Section 22(e)(3) of the Internal Revenue Code and "normal retirement" means retirement at age 65 or greater, less one year for each 10 years of service as a full-time employee; provided that at the time of such retirement the executive has accumulated at least 10 years of service as a full-time employee and at least one year has elapsed since the grant date of the award. Our compensation committee has sole authority and discretion to determine whether the executive's employment has been terminated by reason of disability or normal retirement.

Potential Payments upon Termination or Change in Control

        The following tables quantify the amounts that would be payable upon termination of their employment to our named executive officers who are parties to the employment agreement and change-in-control retention agreements described above under "—Severance and Change in Control Retention Agreements," as if these agreements had all been in effect, and the terminations had occurred, on December 31, 2013. Not included in the table below are Messrs. Daly and Hildreth, whose actual compensation paid in connection with the termination of their service with us in 2013 is disclosed in the Summary Compensation Table above.

	Termination by us of our chief executive officer without cause or his resignation with good reason prior to April 1, 2015 (without regard to a change in control)
	Cash severance	Amount in lieu of cash bonus	Value of accelerated vesting of stock awards(1)	Value of continued medical and other benefits(2)
Rick D. Hess	$420,000	$252,000	$1,360,118	$18,690

(1)
Value represents the number of unvested shares that would have been accelerated multiplied by the closing price of our common stock on the last trading day of the year. Number of shares is pro-rated as provided in Mr. Hess' employment agreement, based on his having commenced his service as our chief executive officer on April 1, 2013.

(2)
Represents the value of life insurance and medical and dental insurance benefit continuation for 12 months after termination.

	Termination by us without cause or by the named executive officer with good reason following a change in control					Termination by death, disability or normal retirement
	Cash severance	Amount in lieu of cash bonus(1)	Value of accelerated vesting of stock awards(2)		Value of continued medical and other benefits(3)	Value of accelerated vesting of stock awards(4)
Rick D. Hess	$420,000	$441,000	$4,654,155	(5)	$18,690	$—
William W. Boecke	$300,000	$300,000	$2,470,712		$18,690	$2,470,712
William D. Hannabach	$255,000	$204,000	$2,080,480		$18,690	$2,080,480
Antonio Visconti	$255,000	$204,000	$572, 017		$1,761	$572,017

(1)
Represents the named executive's target bonus for 2013, multiplied by the sum of 1.0 plus a fraction equal to the quotient of the number of days during such year on which the executive was employed by us, divided by 365. Pro-rated, in the case of Mr. Hess, to reflect the fact that his service as our chief executive officer commenced on April 1, 2013.

(2)
Value represents the number of unvested shares that would have been accelerated multiplied by the closing price of our common stock on the last trading day of the year.

(3)
Represents the incremental cost of medical and dental insurance benefit continuation for the executive under COBRA for 12 months after termination.

(4)
Except in the case of Mr. Hess, awards consist of unvested restricted stock that vests in full upon termination of employment by reason of death, disability or normal retirement. In the case of Mr. Hess, his unvested restricted stock units provide for continued vesting in the event of his normal retirement, with the number of shares that vest on each subsequent vesting date being determined in the manner set forth in the award, as if he had remained employed on that date.

(5)
Represents the acceleration in full of Mr. Hess' 2013 annual award and his 2013 retention award, assuming, in the case of the latter, that the performance conditions are met at the highest level.

Equity Compensation Plan Information

        We have one equity compensation plan under which shares are currently authorized for issuance, our 2005 Stock Incentive Plan (the "2005 Plan"). Our Amended and Restated 1996 Stock Option Plan (the "1996 Plan") expired by its terms on January 2, 2006, and no additional awards may be issued under the 1996 Plan. Each of our 1996 Plan and our 2005 Plan was approved by our stockholders prior to our initial public offering in 2005. We have no equity compensation plans that have not been approved by our stockholders. The following table provides information regarding securities authorized for issuance as of December 31, 2013 under our equity compensation plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)(2)
Equity Compensation Plans Approved by Security Holders	22,651	$17.68	3,497,131
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	22,651	$17.68	3,497,131

(1)
Does not include 789,782 shares outstanding as of December 31, 2013 in the form of restricted stock awards or restricted stock units under our 2005 Plan, which do not require the payment of any consideration by the recipients.

(2)
Reflects the issuance of restricted stock awards and restricted stock units outstanding at December 31, 2013.

Compensation Discussion and Analysis

  Chief executive officer succession

        On April 1, 2013, Rick D. Hess was appointed to succeed Stephen G. Daly as our president and chief executive officer. We entered into an employment agreement with Mr. Hess and a transition services agreement with Mr. Daly, each of which is more fully described below. The preceding Summary Compensation Table and other tables include information with respect to compensation received by Mr. Daly in 2013, as required by applicable rules of the Securities and Exchange Commission. However, this Compensation Discussion and Analysis, insofar as it relates to compensation paid to our chief executive officer, will primarily address the compensation paid to Mr. Hess.

  Executive summary

        The objectives of our executive compensation program are to align compensation with the interests of our stockholders, with achievement of our business goals and with the individual performance of our executives; to motivate and reward high levels of performance; and to enable our company to attract, retain and reward a senior management team that will contribute to the long-term success of our company.

  Elements of compensation

        Our compensation for our executive officers consists of three principal elements:

  •
  Base salaries, which are the only fixed component of compensation, are used primarily to attract and retain executives responsible for our long-term success.

  •
  Cash bonuses, which are awarded by the compensation committee after the year end, are "at-risk" compensation intended both to reward executives for the achievement of corporate and individual goals established for them annually, and to attract and retain executives.

  •
  Long-term equity-based incentive compensation, in the form of restricted stock awards and restricted stock units, are intended to align executive and stockholder interests, to motivate and reward executives for our long-term business success and to attract and retain executives responsible for this long-term success.

  Changes in our compensation program in 2013

        For 2013, our compensation committee adopted a new Senior Executive Cash Incentive Compensation Plan, or 2013 Bonus Plan, with a view to tying our executives' short-term incentive compensation more explicitly to the financial performance of our company. Under this Plan, each officer was assigned a target bonus amount, ranging from 40% to 60% of his or her base salary, representing the amount to be paid assuming 100% attainment of company financial performance targets and individual MBO targets specified in the Plan. The target bonus was allocated as follows: 70% to company financial performance measures, consisting of revenue growth, gross margin and operating margin for 2013, which were weighted evenly, and 30% to individual performance in relation to MBOs.

        The 2013 Bonus Plan represented a significant departure from our historical practices with regard to cash incentive compensation, in which our executive officers' bonuses typically constituted a smaller percentage of their total compensation, were not based on pre-established target amounts that were communicated to the executives in advance, and were determined by the compensation committee in its sole discretion following the end of the fiscal year without reference to any pre-established formula.

  Our financial results for 2013 and related compensation outcomes

        Our revenue grew in 2013, as it has each year since 2009. Despite the fact that our rate of revenue growth has slowed in the last two years, we were able, through careful expense management, to maintain our strong record of profitability. In 2013, our revenue increased from $264.4 million to $273.8 million, we reported a gross margin of 71.1% and an operating margin of 39.3%, and our earnings per diluted share increased from $2.22 to $2.25 per share. We believe these results, which were achieved during a challenging period for the semiconductor industry generally, reflect a strong performance by our executive team.

        However, our 2013 revenue growth, gross margin and operating margin all fell short of the levels that would have resulted in the payment of bonuses at 100% of target levels under the terms of the new 2013 Bonus Plan. Based on our actual results, and on the compensation committee's assessment of the executives' attainment of their individual MBO objectives, our named executive officers who remained in office at December 31, 2013, as a group, received only 39.4% of the target bonuses we had established for them under the 2013 Bonus Plan. With one exception, their total compensation again decreased on a year-over-year basis, compared with 2012. (While the total compensation of Mr. Visconti for 2013 increased compared to 2012, this is because his reported compensation for 2012 did not include any equity-based award, as a result of his having received a substantial award in October 2011 upon first becoming employed by us.)

  Compensation mix

        We do not use a formula to allocate total compensation among the various components of our compensation program. Each of the elements is essential to meeting the program's overall objectives, and most of the compensation components simultaneously fulfill one or more of these objectives. The factors considered by our compensation committee in establishing the mix among elements of our named executive officers' compensation for 2013 included the following:

  •
  Base salaries continue to comprise less than half of our named executive officers' total annual compensation. We typically increase the salaries of our named executive officers only modestly, commensurate with the merit raises that we have awarded to our employees generally, or, in certain cases, with increased levels of responsibility.

  •
  In adopting the 2013 Bonus Plan, our compensation committee determined to increase the percentage of our executives' cash compensation that is at risk if we fail to achieve our targeted financial performance, while providing for superior cash compensation if our performance expectations are significantly exceeded. Target bonuses under the 2013 Bonus Plan were stated as percentages of the executives' base salaries, at levels that our compensation committee believed to be competitive and consistent with industry norms.

  •
  Because the success of our business depends on the coordinated efforts of employees in multiple disciplines over a period of years, our compensation philosophy, particularly with respect to our chief executive officer, emphasizes long-term incentives. For this reason, long-term equity-based incentive compensation continues to be the largest component of our executive officers' compensation. We believe that equity-based incentive awards motivate and reward value creation, as their benefit to the executive increases as our stock price increases. They also serve as effective retention tools due to their time-based vesting, thus increasing our ability to retain our executive officers.

        The following chart summarizes, for Mr. Hess individually, and in aggregate for our three other named executive officers who were in office at December 31, 2013, the targeted mix of total compensation for 2013, based on their respective rates of salary, expected cash bonuses at 100% of the targets set forth for them in the 2013 Bonus Plan, and long-term equity-based compensation awarded in early 2013.

        Mr. Hess' employment agreement provided, among other things, for the grant to him of a one-time retention award in the form of restricted stock units that will vest, if at all, on the fourth anniversary of the date of grant, provided that he remains employed by us and subject to adjustment based on performance conditions relating to the relative total shareholder return of our common stock over the four-year vesting period, in comparison to the TSRs of a group of comparable companies. See "Grants of Plan Based Awards in 2013" for a description of this retention award. Because the foregoing chart is intended to illustrate the intended mix of compensation attributable to the executives' performance in 2013, the chart excludes the impact of this 2013 retention award.

  Say-on-pay advisory votes

        At our annual meeting in May 2013, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of 99% of the votes cast. Our previous say-on-pay advisory votes in 2012 and 2011 also received the support of more than 98% of the votes cast. We consider carefully any feedback we receive from our stockholders about our executive compensation program, including the say-on-pay vote that we hold annually.

  Our executive compensation process.

        The compensation of our executive officers is determined by the compensation committee of our board of directors, and discussed by the committee throughout the year. Our formal annual compensation review process generally takes place in three stages:

  •
  Salaries for 2013 were established by the committee in December 2012;

  •
  Long-term equity-based incentive compensation awards for 2013 were made in February 2013; and

  •
  Cash bonuses for 2013 were awarded by the committee in February 2014, in the manner specified by the 2013 Senior Executive Cash Incentive Compensation Plan, after a review of the full year's results and executives' individual performance.

        The compensation committee, which is comprised entirely of non-employee directors, each of whom is independent, met ten times and acted twice by unanimous written consent during 2013. The members of the compensation committee have substantial managerial experience and wide contacts in the semiconductor industry and in the broader technology industry, upon which they rely in making their determinations. The committee also takes into account publicly available information concerning the compensation practices of other companies in the semiconductor industry, and has from time to time purchased generally available compensation reports on the semiconductor industry. Our chief executive officer makes recommendations with regard to the compensation of our executive officers other than himself, which are reviewed by the compensation committee. Executive officers do not participate in the process of establishing their own annual compensation.

        The compensation committee has also engaged Radford Surveys and Consulting, or Radford, as a consultant to the committee and has commissioned from Radford studies of specific compensation practices of selected companies. This information is used by the committee informally and primarily for purposes of comparison to ascertain whether our compensation for our executive officers is broadly competitive. Radford also provided advice to the committee in connection with the design of the 2013 Bonus Plan. Radford is an independent compensation consultant and, other than providing consulting services to the committee and the commissioned survey data described herein, provided no material services to us or to our management in 2013. After making inquiries of Radford and after considering the factors set forth in Item 407(e)(3)(iv) of Regulation S-K, the Committee has determined that Radford's work for the committee in 2013 raised no conflicts of interest.

        The committee has not historically had a formal benchmarking policy or a practice of establishing the amount of any element of our executive officers' compensation by reference to a formula or to a fixed percentage or percentile of the compensation of any peer or comparison group. As a result, the determinations made by the members of our compensation committee have historically been guided to a significant degree by their collective judgment and experience.

        In establishing the amount of our executive officers' base salaries, target bonuses, long-term equity-based incentive awards and total target compensation for 2013, the compensation committee reviewed a compensation review commissioned by the committee from Radford in September 2012 (the "2012 Radford Study") that analyzed compensation data for a comparison group that combined, on an equally weighted basis, data from two groups of companies:

  •
  the Radford Global Technology Survey Group, consisting of companies in the semiconductor industry with annual revenues between $100 million and $400 million, which were selected by Radford Surveys and not identified to the committee; and

  •
  a peer group consisting of 23 companies in the semiconductor industry selected by the committee because they have business and financial profiles comparable to ours (the "2011 Company Peer Group"), as follows:

Analog Devices, Inc.	Linear Technology Corporation	QLogic Corporation
Cabot Microelectronics Corporation	M/A-Com Technology Solutions Holdings, Inc.	RF Micro Devices, Inc.
Cavium, Inc.	Maxim Integrated Products, Inc.	Semtech Corporation
Cirrus Logic, Inc.	MaxLinear, Inc.	Silicon Laboratories, Inc.
Inphi Corporation	Micrel Incorporated	Tessera Technologies, Inc.
Intersil Corporation	Microsemi Corporation	TriQuint Semiconductor, Inc.
IPG Photonics Corporation	Monolithic Power Systems, Inc.	Volterra Semiconductor Corporation
Lattice Semiconductor Corporation	Power Integrations, Inc.

        With the goal of providing our named executive officers with total compensation that is competitive, the committee sought to award total target compensation, including base salary, bonus at target and long-term equity-based awards, that was consistent in the aggregate with total compensation at the 50th to 75th percentile of that provided to executives having comparable responsibilities as reflected in the 2012 Radford Study.

  Executive compensation for 2013.

        2013 Salaries.    In setting salaries for our executive officers, other than our chief executive officer, for 2013, we considered the salaries we paid our executive officers in prior years, information available to us regarding the compensation paid to persons having comparable responsibilities at other semiconductor companies with which we compete, as well as information concerning the responsibilities and compensation of other members of our senior management team. The committee evaluated the experience, talents and capabilities of our executive officers and recommended salaries that it believed were commensurate with these attributes and that our executive officers would find attractive. The committee also took into account our historical view that, in general, executives having comparable levels of responsibility in our company should receive similar levels of base compensation.

        After considering these factors, we increased the salaries of our named executive officers for 2013, other than our chief executive officer and our chief financial officer, by amounts ranging from 2% to 4%. These increases were generally consistent with merit raises that we awarded to our non-executive employees for 2013. We increased the rate of salary of our chief financial officer by approximately 18%, from $255,000 to $300,000, after reviewing data from the 2012 Radford Study that indicated that his base salary for 2012 was below the 25th percentile, which the compensation committee did not consider to be competitive.

        2013 Bonuses.    For 2013, our compensation committee adopted the 2013 Bonus Plan. Under this Plan, each officer was assigned a target bonus amount, ranging from 40% to 60% of his base salary. The target amount was allocated as follows: 70% was to be determined based on our company financial performance in 2013 and 30% was to be determined based upon the individual's performance in relation to individual performance objectives, or MBOs. In the case of our chief executive officer, Mr. Hess, his employment agreement provided that his 2013 bonus would be pro-rated by 75% to reflect his time in service as an officer during the year, which commenced on April 1, 2013.

        The target bonus represents the amount to be paid assuming 100% attainment of the company financial performance targets and individual MBO targets, specified in the 2013 Bonus Plan. The actual bonus awarded would be reduced to as little as zero, or increased within stated limits, to the extent that actual performance varied from the targeted levels set forth in the Plan.

        The company financial performance component of the bonus was to be determined based on three equally weighted measures of our financial performance for calendar year 2013: year-over-year revenue growth compared to 2012, gross margin for the year and operating margin for the year, compared in each case to targets set forth in the 2013 Bonus Plan. The amount of the bonus paid on account of each of these company performance measures was to be equal to the portion of the target bonus that is allocated to that measure, multiplied by a pay-out factor (ranging from zero to 300%) based on the actual value of such measure for 2013, determined in accordance with a matrix set forth in the Plan.

        Revenue growth.    The 2013 Bonus Plan provided for a pay-out of 100% of the target amount if we achieved year-over-year revenue growth of 13.4%, increasing to a maximum pay-out factor of 300% if our revenue growth equaled or exceeded 30% and decreasing to zero if our revenue did not grow by more than 2.5%, as follows:

        Gross margin.    The 2013 Bonus Plan provided for a pay-out of 100% of the target amount if we achieved gross margins for the year of 72.0%, increasing to a maximum pay-out factor of 200% if our gross margin equaled or exceeded 74.0% and decreasing to zero if our gross margin was at or below 68.0%, as follows:

        Operating margin.    The 2013 Bonus Plan provided for a pay-out of 100% of the target amount if we achieved operating margins for the year of 41.0%, increasing to a maximum pay-out factor of 200% if our operating margin equaled or exceeded 50.0% and decreasing to zero if our gross margin was at or below 39.0%, as follows:

        Individual performance.    The percentage of the MBO bonus paid to any executive was to be based on the committee's determination, in its sole discretion, as to the extent to which the executive had attained or exceeded his or her MBO objectives, provided that in no case would the MBO bonus be paid at more than 150% of the targeted level. Each executive was assigned a number of objectives that included company-wide objectives, such as achievement of our annual operating plan, organizational development and risk management, as well as objectives related to specific initiatives in the executive's area of functional responsibility, such as implementation of our new ERP system, improvements in our inventory management or development of plans to penetrate new markets.

  Cash incentive awards pursuant to the 2013 Bonus Plan

        The amounts of the company performance bonus and MBO bonus for our executive officers for 2013 were determined by the compensation committee following the issuance of our earnings release for the year ended December 31, 2013. Based on our reported results for the year, after applying the matrix specified in the 2013 Bonus Plan, the pay-out factors attributable to the three equally weighted company performance measures were calculated as follows:

Performance measure	Amount reported for 2013	Pay-out factor
Revenue growth	3.6%	17.2%
Gross margin	71.1%	72.6%
Operating margin	39.3%	14.2%
		Average = 34.7%

        The cumulative pay-out factor, taking into account the individual pay-out factors calculated for each of the three equally weighted performance measures, was 34.7%. As a result, each executive received a cash incentive payment equal to 34.7% of the 70% portion of his or her target award that was allocated to company performance.

        With respect to the executives' individual performance in relation to their MBOs, the committee tracked their progress on a quarterly basis and at the same meeting in February 2014 at which it determined the payout factors for the company performance measures, it assigned overall pay-out factors to each named executive officer on account of his MBOs, which ranged from 40% to 60%. The number and character of the MBOs assigned to each executive varied, no formal weighting was assigned in advance to the objectives and many of the objectives were not readily quantifiable. As a result, the committee's determination as to the overall attainment by each executive of his MBOs was highly subjective.

        The following table sets forth, for each of our named executive officers who was in office on December 31, 2013, the total target bonus, the portion of the target bonus allocable to our financial performance and to his individual MBOs, and the actual bonus awarded under our 2013 Bonus Plan after giving effect to the determinations described above:

		Company financial performance			Individual MBO performance
Name and title	Target bonus (amount and percentage of base salary)	Portion of target bonus allocable to company performance (70%)	Actual payout factor (per plan formula)	Bonus payable	Portion of target bonus allocable to individual performance (30%)	Assigned payout factor	Bonus payable	Total cash incentive bonus
Rick D. Hess,	$180,000(1)	$126,000	34.7%	$43,680	$54,000	60%	$32,400	$76,080
President and chief executive officer	(60% of base salary)
William W. Boecke,	$150,000	$105,000	34.7%	$36,400	$45,000	40%	$18,000	$54,400
Chief financial officer	(50% of base salary)
Dong Hyun (Thomas) Hwang,	$104,000	$72,800	34.7%	$25,238	$31,200	40%	$12,480	$37,718
Vice president, sales	(40% of base salary)
William D. Hannabach,	$102,000	$71,400	34.7%	$24,752	$30,600	50%	$15,300	$40,052
Vice president, global operations	(40% of base salary)
Antonio Visconti,	$102,000	$71,400	34.7%	$24,752	$30,600	60%	$18,360	$43,112
Vice president	(40% of base salary)

(1)
Target amount pro-rated, in the case of Mr. Hess, to reflect his time in service as an officer during 2013.

        Norman G. Hildreth, Jr., served as a Vice President until October 28, 2013, after which he was no longer an executive officer. We entered into a transition services agreement with Mr. Hildreth which provided that he would receive a payment of $55,045 in lieu of a bonus for the calendar year 2013.

        2013 long-term incentives; restricted stock awards.    We believe that long-term equity-based incentives are important as a means of aligning the interests of management with stockholders' interest in the financial performance of our company and value of our stock, and also in recruiting and retaining qualified executives. Restricted stock awards under our 2005 Equity Incentive Plan have historically been our primary form of long-term incentive compensation for our employees, including our executive officers.

        In order to provide a significant incentive to executive officers to remain with our firm and create long-term value for our stockholders, our restricted stock awards to them historically vested over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. Awards granted subsequent to July 2011 vest over a four-year period, in equal installments on each of the first four anniversaries of the date of grant. Restrictions on transfer of outstanding restricted stock awards lapse as the restricted stock awards vest.

        Consistent with our compensation philosophy, equity-based incentive compensation was the largest component of our executive officers' target total compensation for 2013, and the most significant determinant of its competitiveness. The committee made awards that, while slightly smaller in magnitude that those in 2012, were still consistent in the aggregate with awards at the 50th to 75th percentile made to executives having comparable responsibilities as reflected in the 2012 Radford Study. In the case of our named executive officers, other than our chief executive officer, these awards had fair values ranging from approximately $325,000 to $375,000.

        Change in long-term incentive award program for 2014.    In March 2014, our compensation committee made long-term equity-based incentive awards to our executive officers for 2014. The compensation associated with these awards will be reported in our 2015 proxy statement. The award received by each executive for 2014 was divided equally between:

  •
  time-vested restricted stock units, that vest in equal installments on each of the first four anniversaries of the date of grant; and

  •
  performance-based restricted stock units, that vest in three equal installments on the second, third and fourth anniversaries of the date of grant, provided that the executive is employed by us on that date, with the number of shares that vest, if any, being determined by reference to our relative total shareholder return, or TSR, over the two-year, three-year or four-year measurement period commencing on the date of grant and ending on the respective vesting date, determined in substantially the same manner as in Mr. Hess' 2013 retention award. The number of shares that vest on each vesting date may be increased by up to 100% over the target award in the event that our TSR is positive and exceeds the 75th percentile in the comparison group, or decreased to as few as zero in the event that our relative TSR is below the 25th percentile of the comparison group.

        Previously, the vesting of our executive officers' annual long-term incentive awards has been entirely time-based. The intention of our compensation committee in making this change in the form of our annual stock awards for 2014 was to explicitly tie a substantial portion of the value realized by each executive from the award to the return enjoyed by our stockholders from holding our stock, as it did with Mr. Hess' 2013 retention award.

  Chief executive officer compensation.

        In 2013 we were faced with the challenge of recruiting a new chief executive officer. Our board retained an internationally recognized executive recruiting firm to advise on potential candidates and support the succession planning process. After an extensive search, the board selected Rick D. Hess to succeed Stephen G. Daly as our new president and chief executive officer. In the course of this search, and also as a result of its review of the 2012 Radford Study, our compensation committee concluded that the 2012 base salary, bonus and long-term equity-based compensation of our chief executive officer was not sufficiently competitive, in that each of these elements was below the 25th percentile for the chief executive officers included in the 2012 Radford Study.

        After considering these factors, in March 2013 we entered into an employment agreement with Mr. Hess that provided that he would:

  •
  receive a salary at the rate of $420,000 per year, subject to annual review by the compensation committee;

  •
  be eligible to receive a bonus pursuant to our 2013 Bonus Plan in a target amount equal to 60% of his salary, pro-rated for his actual days of service during calendar year 2013;

  •
  receive a cash "make whole" bonus in the amount of $112,000 upon the commencement of his employment by us, in lieu of compensation forgone by him from his prior employment;

  •
  receive a 2013 annual award, consisting of a time-vested restricted stock unit, vesting in four equal annual installments, providing for the issuance to him, upon vesting in full, of a number of shares of our common stock having a value on the date of grant equal to $1.5 million;

  •
  receive a 2013 retention award, consisting of a restricted stock unit providing for the issuance to him, provided that he remains employed by us on the fourth anniversary of the date of grant, which we refer to as the vesting date, of a number of shares of our common stock having a value on the date of grant equal to $1.5 million (the "target award"), provided that performance conditions relating to the relative total shareholder return, or TSR, of our common stock over the four-year vesting period, in comparison to the TSRs of a group of comparable companies, are met. The number of shares constituting the target award may be increased by up to 100% in the event that our TSR is positive and exceeds the 75th percentile in the comparison group, or decreased to as few as zero in the event that our relative TSR is below the 25th percentile of the comparison group. The number of shares to be issued upon vesting is capped such that the aggregate market value of the shares delivered will not exceed $4.5 million as of the vesting date; and

  •
  be entitled to receive severance payments, including an amount equal to one year's salary, an amount in lieu of bonus and continuation for up to one year of certain employment benefits, in the event that we terminate his employment, other than for misconduct, prior to the second anniversary of his date of employment, or if his employment is terminated by us, other than for misconduct, or is terminated by him for good reason, during the twelve month period following a change in control of our company.

        Our compensation committee believed that the increased total cash compensation, including base salary and target bonus, provided for our chief executive officer for 2013, while still below the 50th percentile for chief executive officers in the 2012 Radford Survey, was broadly competitive and was warranted in order to enable us to attract a highly qualified executive to lead our company. The value of the time-vested stock award to Mr. Hess was consistent with long term equity-based incentives awarded to chief executive officers at the 50th percentile in the 2012 Radford Study.

        The compensation committee viewed the one-time retention award granted to Mr. Hess as essential to recruiting and retaining him as our chief executive officer and to aligning his long-term interests with those of our stockholders. This award vests, if at all, only if he remains employed by us for four years, and based on our relative TSR performance over that period. For Mr. Hess, unlike our other senior executives who have accumulated significant holdings of unvested stock as a result of previous annual awards, these were his first awards as an employee of the company.

        In March 2013 we also entered into a transition services agreement with our former chief executive officer, Mr. Daly, which provided, among other things, that he would:

  •
  receive a pro-rated portion of his $240,000 target bonus under our 2013 Bonus Plan, based upon his actual days of service during calendar year 2013; and

  •
  receive an amount in lieu of accrued and unpaid vacation pay equal to $46,175.

        In addition, the final tranche of Mr. Daly's restricted stock award for 30,000 shares of our common stock, granted by us on December 12, 2008 and vesting over a five-year period, one third on December 12, 2011 and the remaining two-thirds on December 12, 2013, was accelerated in full such that the final 20,000 shares vested on April 1, 2013.

        The compensation committee considered that these arrangements fairly compensated Mr. Daly for his valuable services in facilitating a smooth and effective transition in our leadership, and were in the best interest of our company and our stockholders.

  Severance, retention and change in control benefits

        Our employment agreement with our chief executive officer, as amended, and change in control retention agreements that we have entered into with our executive officers, provide them with severance benefits if their service with us is terminated, other than for cause or misconduct, within 12 months after a change in control (as defined in each agreement). See "—Severance and Change in Control Retention Agreements" below for additional information about these agreements.

        We designed these agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Hittite and our shareholders, without having to be concerned about their future employment. We believe that retaining the services of our key executives during a change in control scenario is critical. These agreements help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. The compensation committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The compensation committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interests of Hittite. None of these agreements provides for severance benefits for a period in excess of one year or contains any excess parachute payment tax gross-up provision.

  Section 162(m) of the Internal Revenue Code.

        Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." Historically, none of our executive officers has received annual compensation in an amount that would be subject us to a material limitation on deductions under Section 162(m). Our compensation committee's policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance. However, in general our incentive compensation awards, including cash bonuses and awards under our 2005 Stock Incentive Plan, have not been structured so as to qualify as "performance-based compensation" within the meaning of Section 162(m).

Compensation Committee Report

        Our compensation committee has submitted the following report for inclusion in this proxy statement:

        Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our committee's review and the discussions with management, our committee recommended to the board of directors that the

Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Adrienne M. Markham, Chair Ernest L. Godshalk Brian P. McAloon Cosmo S. Trapani

 INFORMATION ABOUT COMMON STOCK OWNERSHIP
AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

        The following table provides information about the beneficial ownership of our common stock as of March 28, 2014, by:

  •
  each person or entity known by us to own beneficially more than five percent of our common stock;

  •
  each of the named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after March 28, 2014 through the exercise of any option, warrant or otherwise, and includes shares subject to all outstanding restricted stock awards whether vested or unvested. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 31,919,242 shares of common stock outstanding as of March 28, 2014. Shares included in the "Right to Acquire" column represent shares that are subject to options exercisable within 60 days of March 28, 2014. The address of our executive officers and directors is in care of Hittite Microwave Corporation, 2 Elizabeth Drive, Chelmsford, Massachusetts 01824.

	Shares Beneficially Owned
Names and Addresses of Beneficial Owners	Outstanding	Right to Acquire	Total	Percent
BlackRock, Inc.(1)	2,708,925	—	2,708,925	8.49%
40 East 52nd Street New York, New York 10022
Brown Capital Management(2)	2,550,656	—	2,550,656	7.99%
1201 N. Calvert Street Baltimore, Maryland 21202
Kayne Anderson Rudnick Investment Management, LLC(3)	2,247,510	—	2,247,510	7.04%
1800 Avenue of the Stars, 2nd Floor Los Angeles, California 90067
Neuberger Berman Group LLC(4)	2,889,553	—	2,889,553	9.05%
605 Third Avenue New York, New York 10158
The Vanguard Group(5)	1,833,410	—	1,833,410	5.74%
100 Vanguard Blvd. Malvern, PA 19355
Rick D. Hess(6)	11,642	5,000	16,642	*
William W. Boecke(7)	53,568	—	53,568	*
Dong Hyun (Thomas) Hwang(8)	28,882	—	28,882	*
William D. Hannabach(9)	39,297	—	39,297	*
Antonio Visconti(10)	10,475		10,475
Stephen G. Daly	0	—	0	*
Norman G. Hildreth, Jr.	0	—	0	*
Gregory R. Beecher(11)	2,447		2,447
Ernest L. Godshalk(12)	8,188	—	8,188	*
Adrienne M. Markham(12)	11,042	—	11,042	*
Brian P. McAloon(12)	8,169	—	8,169	*
Steve Sanghi(13)	2,029		2,029
Cosmo S. Trapani(12)(14)	6,216	—	6,216	*
Franklin Weigold(15)	14,658	—	14,658	*
All current executive officers and directors as a group (21 persons)(16)	264,794	5,000	264,794	0.85%

*
Less than one percent

(1)
Based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on January 29, 2014. BlackRock, Inc. reported a greater than 5% holding of Hittite Microwave Corporation as the parent of its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of Hittite Microwave Corporation. BlackRock, Inc., LLC reported sole voting power over 2,619,471 shares and sole dispositive power over 2,708,925 shares.

(2)
Based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2014. The amended report states that Brown Capital Management, LLC is deemed to be a beneficial owner due to its discretionary power to make investment decisions of the shares of Hittite Microwave Corporation for its clients and/or its ability to vote such shares. Brown Capital Management, LLC does not have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. Brown Capital Management, LLC reported sole voting power over 1,713,278 shares and sole dispositive power over 2,550,656 shares.

(3)
Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on January 13, 2014.

(4)
Based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2014. The amended report states that Neuberger Berman Group LLC may be deemed to be the beneficial owner because certain affiliated persons have shared power to retain, dispose of and vote the shares of Hittite Microwave Corporation. Each of Neuberger Berman LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC's various registered mutual funds which hold such shares. The holdings belong to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Fixed Income LLC, and affiliates of Neuberger Berman LLC.

(5)
Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2014. The Vanguard Group reported a greater than 5% holding of Hittite Microwave Corporation as the parent of its subsidiaries The Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group reported sole voting power over 43,950 shares, sole dispositive power over 1,791,960 shares and shared dispositive power of 41,450 shares.

(6)
Excludes 62,468 shares subject to restricted stock units that will not vest within 60 days of the date of the table.

(7)
Includes 33,902 shares subject to restricted stock awards that are unvested as of March 28, 2014 and are therefore subject to restrictions on transfer and risk of forfeiture. Excludes 6,580 shares of restricted stock units that will not vest within 60 days of the date of the table.

(8)
Includes 24,347 shares subject to restricted stock awards that are unvested as of March 28, 2014 and are therefore subject to restrictions on transfer and risk of forfeiture. Excludes 3,290 shares of restricted stock units that will not vest within 60 days of the date of the table.

(9)
Includes 27,455 shares subject to restricted stock awards that are unvested as of March 28, 2014 and are therefore subject to restrictions on transfer and risk of forfeiture. Excludes 4,930 shares of restricted stock units that will not vest within 60 days of the date of the table.

(10)
Includes 8,024 shares subject to restricted stock awards that are unvested as of March 28, 2014 and are therefore subject to restrictions on transfer and risk of forfeiture. Excludes 4,930 shares of restricted stock units that will not vest within 60 days of the date of the table.

(11)
Includes 2,447 shares subject to unvested restricted stock awards that will vest within 60 days of the date of the table.

(12)
Includes 2,309 shares subject to unvested restricted stock awards that will vest within 60 days of the date of the table.

(13)
Includes 2,029 shares subject to unvested restricted stock awards that will vest within 60 days of the date of the table.

(14)
Mr. Trapani shares voting and investment power with his spouse with respect to 7,407 of the shares.

(15)
Includes 2,754 shares subject to unvested restricted stock awards that will vest within 60 days of the date of the table.

(16)
Includes 151,456 shares subject to restricted stock awards that are unvested as of March 28, 2014 and are therefore subject to restrictions on transfer and risk of forfeiture. Excludes 110,044 shares of restricted stock units that will not vest within 60 days of the date of the table.

Stock Ownership Policy and Policy Regarding Hedging

        We have adopted a stock ownership policy for our officers and members of our board of directors. Under our stock ownership policy for officers, our chief executive officer is expected to acquire and hold at least that number of vested shares of our common stock as has an aggregate market value of no less than three times his current annual rate of salary and each other officer is expected to acquire and hold that number of shares as has an aggregate market value of not less than one times his current annual rate of salary. Under our stock ownership policy for directors, each director is expected to acquire and hold that number of vested shares as has an aggregate market value of not less than $200,000.

        We expect our officers to attain their stock ownership targets within five years of their first appointment as officers or, if later, by December 31, 2014. We expect our directors to attain their stock ownership targets within five years of the date of their first election to the board.

        Until his or her stock ownership target is met, each executive officer and director is expected to retain at least two-thirds of the net shares that vest under any restricted stock award or that are acquired upon exercise of any option, after deducting shares withheld, sold or otherwise necessary to offset the payment of any exercise price or tax obligations. This retention requirement is limited, in the case of executive officers, to awards made in 2010 and thereafter and, for newly appointed executive officers (including those promoted to that status), does not apply to any vesting prior to the third anniversary of such appointment. If the value of vested shares held by an officer or director who has met the applicable stock ownership target drops below the target due to a subsequent decline in our stock price, the retention requirement is reinstated until the applicable target is again met.

        We have also adopted a policy that prohibits our officers, directors or employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during 2013 our directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, with the exceptions noted below.

  •
  Form 4 reports to disclose the disposition to the Company of shares of our common stock to satisfy tax obligations upon the vesting of restricted stock awards were filed late with respect to individual transactions involving the following officer and number of shares: Mr. Lynch, 222 shares.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Audit Committee Report

        The primary role of our audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the board, and the audit process and the independent auditors' qualifications, independence and performance.

        Management is responsible for establishing and maintaining the company's system of internal controls and for preparation of the company's financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The audit committee has met and held discussions with management and our independent auditors, and has also met separately with our independent auditors, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

        The audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2013 with management and the independent auditors. As part of this review, the audit committee discussed with PricewaterhouseCoopers the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The audit committee has received from PricewaterhouseCoopers a written statement describing all relationships between that firm and Hittite that might bear on the auditors' independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors' provision of any consultation and other non-audit services to Hittite is compatible with maintaining the auditors' independence.

        Based on the above-mentioned reviews and discussions with management and the independent auditors, the audit committee recommended to the board of directors that Hittite's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission.

                      Ernest L. Godshalk, Chair
                      Brian McAloon
                      Cosmo S. Trapani
                      Gregory Beecher

Our Auditors

        PricewaterhouseCoopers LLP have been selected by the audit committee of the board of directors as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. PricewaterhouseCoopers also served as our auditors in 2013. We expect that representatives of PricewaterhouseCoopers will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

 Fees for Professional Services

        The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for 2013 and 2012:

	Fees
Fee category	2013	2012
Audit fees	$863,000	1,024,813
Audit-related fees	—	—
Tax fees	230,663	112,986
All other fees	13,467	3,925

Total Fees	$1,107,130	$1,141,724

        Audit fees.    Audit fees represent fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses.

        Audit-related fees.    Audit-related fees represent fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions.

        Tax fees.    Tax fees represent fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

        All other fees.    All other fees represent fees for products and services provided by PricewaterhouseCoopers LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

        Our audit committee approves each engagement for audit or non-audit services before we engage PricewaterhouseCoopers LLP to provide those services. All audit and non-audit services require pre-approval by the audit committee.

        Our audit committee's pre-approval policies or procedures do not allow our management to engage PricewaterhouseCoopers LLP to provide any specified services without specific audit committee preapproval of the engagement for those services. All of the services provided by PricewaterhouseCoopers LLP during 2013 were pre-approved.

Whistleblower Procedures

        Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our code of ethics. See "Information About Our Board of Directors and Management—Code of Ethics."

 OTHER MATTERS

Other Business

        Neither we nor our board of directors intends to propose any matters of business at the meeting other than the proposals described in this proxy statement. Neither we nor our board know of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2015 Annual Meeting

        Under applicable rules of the Securities and Exchange Commission, a stockholder who intends to request that a proposal to be made at the 2015 annual meeting of stockholders be included in our 2015 proxy statement must submit the proposal to us by December 15, 2014. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

        In addition, under our by-laws, for a stockholder's proposal to be brought before the 2015 annual meeting of our stockholders, the stockholder must give written notice to our Secretary at the address specified no later than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting, which will be May 15, 2015, and if the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after that date, then notice must be given to our Secretary by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days following the public disclosure of the date of the annual meeting is given.

ANNUAL MEETING OF STOCKHOLDERS OF

HITTITE MICROWAVE CORPORATION

May 14, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may vote online until 11:59 P.M. on May 13, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the annual meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

This proxy statement and our 2014 Annual Report to Stockholders are also available for viewing, printing and downloading at http://materials.proxyvote.com/43365Y.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of Directors — The following persons have been nominated for a one-year term

NOMINEES :

☐	FOR ALL NOMINEES	☐ Gregory Beecher ☐ Ernest L. Godshalk ☐ Rick D. Hess ☐ Adrienne M. Markham ☐ Brian P. McAloon ☐ Steve Sanghi ☐ Franklin Weigold

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

Proposal 2:	To approve, on an advisory basis, the compensation of the named executive officers	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HITTITE MICROWAVE CORPORATION

2 Elizabeth Drive
Chelmsford, Massachusetts 01824

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick D. Hess and William W. Boecke as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Hittite Microwave Corporation held of record by the undersigned on March 28, 2014, at the Annual Meeting of Stockholders to be held at the office of Foley Hoag LLP at 155 Seaport Boulevard, Boston, Massachusetts 02210, on May 14, 2014, at 10:00 a.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)